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                                                                    EXHIBIT 99.1

                                 [HASTINGS LOGO]



December 09, 2002



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549


Re:  Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


Ladies and Gentlemen;

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the quarterly report on Form 10-Q of Hastings Entertainment, Inc., a Texas Corporation (the "Company"), for the quarterly period ended October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



/s/ John H. Marmaduke
---------------------------
John H. Marmaduke
President and Chief Executive Officer
(Principal Executive Officer)



/s/ Dan Crow
---------------------------
Dan Crow
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)